Exhibit 99.1

  Plumtree Software Announces Third Quarter 2004 Operating Results;
              Posts a 15% Sequential Increase in Revenues

    SAN FRANCISCO--(BUSINESS WIRE)--Oct. 20, 2004--Plumtree Software (Nasdaq:PLUM) today announced results for its third quarter ended September 30, 2004. Revenue for the third quarter of 2004 was $22.5 million, compared to $19.5 million in revenue for the second quarter of 2004 and $18.5 million for the comparable quarter last year. Net loss for the third quarter of 2004 calculated in accordance with generally accepted accounting principles (GAAP) was $2.7 million, or $0.08 per share, compared to a net loss of $3.7 million, or $0.12 per share, for the second quarter of 2004, and net loss of $373,000, or $0.01 per share, for the comparable quarter last year. Non-GAAP net loss for the third quarter of 2004 was approximately $2.1 million, or $0.06 per share, compared to non-GAAP net loss of $2.7 million or $0.09 per share, for the second quarter of 2004 and non-GAAP net income of $603,000, or $0.02 per share, for the comparable quarter last year.
    Non-GAAP net income or loss excludes charges for amortization of deferred stock-based compensation, amortization of acquired technology, charges related to restructuring, and assumes an effective tax rate of 30% on net income, if any. A reconciliation of these non-GAAP results to GAAP results is included in the financial tables below.
    As of September 30, 2004, Plumtree's cash, cash equivalents and short-term investments were $61.4 million, down from $62.8 million in the previous quarter in 2004. Plumtree has no long-term debt.
    "We are very pleased that we posted our second consecutive quarter of sequential revenue growth, which we believe is the result of a number of positive trends in our business," said John Kunze, CEO and President of Plumtree Software. "First, we began shipping our new Java release this quarter, and closed a number of significant transactions. We also benefited from a strong government year-end close. Finally, we believe the market is starting to understand the value of integrating business activities, which include the ability to use information from various systems with workflow, content, collaboration and identity management to automate processes that have historically been manual."
    Mr. Kunze continued, "The new management team put in place over the past few months was a key factor in our growth this quarter, and we look for their efforts to maintain this positive momentum for the balance of the year."

    Third Quarter Highlights

    Third quarter 2004 highlights include:

    Customer Success: Plumtree completed 69 transactions this quarter, adding 26 new customers including Southern California Edison, a Fortune 500 bank, one of the world's largest mobile phone operators and a leading global clinical trials research and management provider. Plumtree saw significant add-on purchases from the Defense Finance and Accounting Service, Enbridge Gas Distribution, the Agency for Healthcare Research and Quality, an operating division of the U.S. Department of Health and Human Services, and one of the world's largest integrated oil companies.
    Expanded Company Charter: At Plumtree's highly successful user conference last week, Plumtree announced an expanded company charter aimed at delivering a new breed of composite applications named Integrated Activity Management (IAM) applications. These applications are designed to coordinate the collaborative activities and human-driven processes that fall between the gaps of traditional packaged applications, empowering customers to be more agile in responding to business challenges and opportunities. Over 700 customers, partners and analysts converged at the event to discuss the business improvements customers have achieved via Plumtree-powered applications.
    Java and .NET Platform Parity: Plumtree released its much anticipated Java portal suite, the Plumtree Corporate Portal 5.0J, late in the third quarter of 2004. Thanks in great part to this release, Plumtree closed three deals exceeding $1 million in the third quarter. According to Gene Phifer, Distinguished Analyst and Vice President at Gartner Inc., "It is very rare for portal software vendors to support both native Java and .NET versions of their platform simultaneously. In heterogeneous environments, this gives customers an added level of flexibility."
    Major Product Upgrades and New Developer Tools: At Odyssey 2004, Plumtree announced new versions of its Collaboration and Content Management products, adding integration with desktop and personal productivity tools, as well as developer tools that let customers quickly assemble new applications using the Plumtree platform. Earlier in the quarter, Plumtree introduced a new Developer Support Program that expands developer assistance with a comprehensive package of programming services and dedicated phone and onsite support from Plumtree experts.

    Q4 2004 Financial Outlook

    Plumtree Software currently anticipates fourth quarter 2004 revenue to be between $22.5 million and $23.5 million. On a non-GAAP basis, the company projects a fourth quarter 2004 net loss between $0.04 and $0.06 per share. Non-GAAP net loss per share in Plumtree's fourth quarter outlook excludes amortization of deferred stock-based compensation estimated to be $50,000, amortization of acquired technology of approximately $300,000, and assumes an effective tax rate of 30% on net income, if any. Giving effect to these exclusions, fourth quarter 2004 GAAP net loss is currently expected to be between $.06 and $.08 per share. For a discussion of factors that could cause actual results to differ materially from these targets, see "Safe Harbor Statement and Caution" below.

    Conference Call

    Interested parties can hear the conference call concerning Plumtree's financial results for the third quarter on Wednesday, October 20, 2004 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 800-857-3793 domestically or 630-395-0019 Internationally. The passcode for the teleconference is Plumtree. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree's fourth quarter 2004 financial results. An audio replay of the call will also be available until November 6, 2004. The dial-in number for the audio replay is 800-925-2063 domestically and 402-998-0601 internationally. The passcode for the audio replay is Plumtree.

    About Plumtree Software

    Plumtree Software is a global pioneer in creating advanced software environments where information resources work together with human ingenuity. Well established as the portal thought leader, Plumtree enables a full, rich suite of applications that coordinate human-managed activities across systems, processes and business boundaries. With its flexible and open portal system, Plumtree delivers smart solutions throughout the enterprise and beyond. Progressive enterprises large and small, like Airbus, Mazda, Pratt & Whitney and the U.S. Navy depend on Plumtree to help them rapidly harness untapped potential in their organizations. For more information, visit www.plumtree.com.

    Plumtree is a registered trademark of Plumtree Software, Inc.
and/or its subsidiaries in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Safe Harbor Statement and Caution

    This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include: statements regarding our current financial outlook for the fourth quarter of 2004; increased market awareness of the value of integrating business activities to automate processes that have historically been manual; our expected revenue and sales growth; anticipated positive trends in our business; expected success of our new product offerings; anticipated benefits from our key senior management additions and recent sales and channel executive hirings; and the anticipated benefits of our recently announced composite Integrated Activity Management (IAM) applications. These forward looking statements are subject to numerous risks and uncertainties and actual results may vary materially. We may not achieve anticipated future operating results or the benefits expected from our new product developments and our new management and sales personnel. Our success depends on, among other factors, continued customer demand and interest in our current and new products; our success in building product pipeline, improving sales execution and achieving growth through our solutions sales model, through our recent sales realignment, management additions and otherwise; and the success of our channel initiatives and developer program. Other risks and uncertainties include risks associated with an uncertain general economic environment; adverse conditions in worldwide IT spending trends; failure to expand our customer base; the impact of increasing competition; the length and complexity of Plumtree's sales cycle; the success of major version releases, new platforms, applications and tools; the ability of our customers to deploy our products successfully and their willingness to act as references; changes in the needs and priorities of existing and potential customers; failure to manage technological change; our ability to expand into and within global markets; our ability to manage costs; our ability to provide a return on investment to our customers; the impact of geopolitical conflicts and events; and those other risks and uncertainties contained in the Company's most recent Annual Report filed with the Securities and Exchange Commission ("SEC") on Form 10-K, and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.
    Each third party opinion or survey results noted in this release contains only one subjective evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. These results and opinions should not be deemed to be an endorsement of Plumtree or any company or product. Any analyst opinion or survey represents only one of many information sources available and decision-makers should not rely solely on any one evaluation. Industry surveys and published analyst opinions are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

    Use of GAAP and Non-GAAP Results

    Plumtree's management believes that a presentation of operating costs and expenses excluding amortization of deferred stock-based compensation, amortization of acquired technology and charges related to restructuring, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our underlying cost and expense levels. Presentation of non-GAAP net income and earnings per share information provides greater comparability of Plumtree's financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of non-GAAP results to GAAP results is provided in the financial tables below.


                       PLUMTREE SOFTWARE, INC.
     PRO FORMA(a) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                    /--------- Pro Forma-------------/
                                      Three Months      Nine Months
                                         Ended             Ended
                                      September 30,    September 30,
                                    ---------------- -----------------
                                      2004    2003     2004     2003
                                    -------- ------- -------- --------

Revenue:

   Licenses                         $10,572  $9,064  $25,354  $25,206
   Services and maintenance          11,912   9,416   34,321   27,474
                                    -------- ------- -------- --------
   Total revenue                     22,484  18,480   59,675   52,680

Cost of revenue:

   Licenses                             230     259    1,080      887
   Services and maintenance           4,876   2,903   13,632    7,893
                                    -------- ------- -------- --------
   Total cost of revenue              5,106   3,162   14,712    8,780
                                    -------- ------- -------- --------

   Gross margin                      17,378  15,318   44,963   43,900

Operating expenses:

   Research and development           6,668   5,293   18,063   15,384
   Sales and marketing               10,112   8,136   26,747   22,469
   General and administrative         2,806   1,660    7,945    4,830
                                    -------- ------- -------- --------
   Total operating expenses          19,586  15,089   52,755   42,683
                                    -------- ------- -------- --------

   Pro forma income (loss) from
    operations                       (2,208)    229   (7,792)   1,217

   Interest and other income, net       136     633      425    1,170
                                    -------- ------- -------- --------

   Pro forma income (loss) before
    income taxes                     (2,072)    862   (7,367)   2,387

   Pro forma income taxes (b)             -     259        -      716
                                    -------- ------- -------- --------

   Pro forma net income (loss)      $(2,072)   $603  $(7,367)  $1,671
                                    ======== ======= ======== ========

Pro forma net income (loss) per
 share:
   Basic                             $(0.06)   $.02   $(0.23)   $0.05
                                    ======== ======= ======== ========

   Diluted                           $(0.06)   $.02   $(0.23)   $0.05
                                    ======== ======= ======== ========

Shares used to compute net income
 (loss) per share:
   Basic                             32,492  30,962   31,951   30,452
                                    ======== ======= ======== ========

   Diluted                           32,492  33,338   31,951   32,940
                                    ======== ======= ======== ========


(a) Pro forma statements of operations excludes $62, $129, $432 and $1,031 of amortization of stock based compensation, respectively and $394, $394, $1,183 and $1,183, of amortization of acquired technology, respectively. In addition, the Pro Forma Statement of Operations for the nine months ended September 30, 2004 and 2003 excludes $307 and $495 respectively of restructuring costs.

(b) Assumes an annualized effective tax rate of 30% on net income, if any.


                       PLUMTREE SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                      Three Months      Nine Months
                                         Ended             Ended
                                      September 30,    September 30,
                                    ---------------- -----------------
                                      2004    2003     2004     2003
                                    -------- ------- -------- --------

Revenue:

   Licenses                         $10,572  $9,064  $25,354  $25,206
   Services and maintenance          11,912   9,416   34,321   27,474
                                    -------- ------- -------- --------
   Total revenue                     22,484  18,480   59,675   52,680

Cost of revenue:

   Licenses                             230     259    1,080      887
   Services and maintenance           4,876   2,903   13,632    7,893
   Amortization of stock-based
    compensation & acquired
    technology                          408     416    1,280    1,361
                                    -------- ------- -------- --------
   Total cost of revenue              5,514   3,578   15,992   10,141
                                    -------- ------- -------- --------

   Gross margin                      16,970  14,902   43,683   42,539

Operating expenses:

   Research and development           6,668   5,293   18,063   15,384
   Sales and marketing               10,112   8,136   26,747   22,469
   General and administrative         2,806   1,660    7,945    4,830
   Restructuring charges                  -     475      307      475
   Amortization of stock-based
    compensation                         48     107      335      853
                                    -------- ------- -------- --------
   Total operating expenses          19,634  15,671   53,397   44,011
                                    -------- ------- -------- --------

   Income (loss) from operations     (2,664)   (769)  (9,714)  (1,472)

   Interest and other income, net       136     633      425    1,170
                                    -------- ------- -------- --------

   Income (loss) before income
    taxes                            (2,528)   (136)  (9,289)    (302)

   Provision for income taxes           175     237      476      613
                                    -------- ------- -------- --------

   Net income (loss)                $(2,703)  $(373) $(9,765)   $(915)
                                    ======== ======= ======== ========

Net income (loss) per share:
   Basic                             $(0.08) $(0.01)  $(0.31)  $(0.03)
                                    ======== ======= ======== ========

   Diluted                           $(0.08) $(0.01)  $(0.31)  $(0.03)
                                    ======== ======= ======== ========

Shares used to compute net income
 (loss) per share:
   Basic                             32,492  30,962   31,951   30,452
                                    ======== ======= ======== ========

   Diluted                           32,492  30,962   31,951   30,452
                                    ======== ======= ======== ========


                       PLUMTREE SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               As of         As of
                                           September 30, December 31,
                                           ------------- -------------
                                               2004          2003
                                           ------------- -------------
                                            (Unaudited)
                                ASSETS
Current assets:
   Cash, cash equivalents and short-term
    investments                                 $61,388       $67,689
   Accounts receivables, net of allowances       21,621        17,171
   Other current assets                           3,551         2,079
                                           ------------- -------------
   Total current assets                          86,560        86,939

   Property and equipment, net                    1,999         1,798

   Other long-term assets                           773         2,025
                                           ------------- -------------

                                                $89,332       $90,762
                                           ============= =============


                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                              $1,991        $1,312
   Accrued and other current liabilities         15,268        12,084
   Deferred revenues                             19,152        18,366
                                           ------------- -------------
   Total current liabilities                     36,411        31,762

   Long-term liabilities                          2,219         1,109
                                           ------------- -------------

   Total Liabilities                             38,630        32,871

   Total Stockholders' Equity                    50,702        57,891
                                           ------------- -------------

                                                $89,332       $90,762
                                           ============= =============

    CONTACT: Plumtree Software
             Carilu Dietrich, 415-399-7047 (Press Contact)
             Carilu.Dietrich@plumtree.com
              or
             Market Street Partners
             JoAnn Horne, 415-445-3233 (Investor Contact)
             Joann@marketstreetpartners.com